Exhibit 99.1

Aon Second Quarter Net Income Increases 10% to $191 Million;

Earnings Per Share Increases 10% to $0.57

CHICAGO, IL – August 2, 2005 - Aon Corporation (NYSE: AOC) today reported second quarter and six months 2005 results.

Second quarter 2005 net income and the related per share amount increased 10% to $191 million or $0.57 per share from the second quarter of 2004.  Net income from continuing operations increased to $193 million or $0.58 per share from $180 million or $0.54 per share a year ago.

Six months 2005 net income of $391 million or $1.16 per share increased 14% and 13%, respectively, from the prior period.  Net income from continuing operations and the related per share amounts for six months increased to $393 million or $1.17 from $372 million or $1.12, respectively.

Greg Case, Aon’s president and CEO, said, “Our second quarter results show ongoing improvement, and we are pleased with our performance despite the continued decline in insurance premium rates and our decision to terminate contingent commission arrangements.  Excluding the effect of contingent commissions, organic revenue increased in both the Risk & Insurance Brokerage Services and Consulting segments.  We were encouraged by the progress of U.S. retail brokerage, employee benefits consulting, and insurance underwriting.  Second quarter results also benefited from continued tight management of our cost base, which is a central component of our program to improve Aon’s profitability.”

Case added, “While we are clearly making progress, our aspirations are very high.  We are committed to achieving optimal performance and generating attractive returns irrespective of market influences.  To ensure that we deliver continuous improvements, we are reviewing the revenue potential and cost structure of each of our businesses.  Although these efforts are not yet complete, we anticipate adopting restructuring initiatives that will lead us to record a pretax charge ranging from $200 million to $300 million, beginning in the third quarter.  We also anticipate that these initiatives will lead to annualized cost-savings ranging from $100 million to $150 million.”

As the Company continues to refine its plans to improve operational focus and reduce its cost base, it is possible that we may identify additional opportunities that could result in additional charges and potential cost-savings.

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Second Quarter and Six Months Segment Review

Risk and Insurance Brokerage Services second quarter revenue declined 3% to $1.4 billion, with organic revenue declining 2%.  Excluding the loss of contingent commissions, organic revenue in the current quarter rose 1%.  Contingent commission revenue was $4 million in the second quarter of 2005, reflecting amounts collected during the quarter relating to arrangements terminated as of October 1, 2004.   By comparison, contingent commission revenue was $43 million in the second quarter of 2004.  Investment income increased $12 million in the quarter compared to the prior year, primarily reflecting higher short-term interest rates.

Organic revenue in Brokerage-Americas declined 2%, primarily driven by the loss of contingent commissions and the impact of declining property and casualty pricing.   Excluding the impact of contingent commissions, Brokerage-Americas organic revenue grew 3%.  Brokerage-International and Reinsurance organic revenues declined 1% and 6%, respectively.

Second quarter 2005 pretax income and margin comparisons were favorably influenced by improved retention in U.S. retail, a 4% reduction in expenses largely reflecting the exit of the claims services business, changes to incentive compensation programs, and continued emphasis on cost control.  Pretax income increased 8% to $231 million, and the pretax margin improved to 16.5% from 14.9% a year ago.

Six months pretax income increased 4% to $474 million and the pretax margin improved 130 basis points to 17.0% from 15.7%.

Consulting revenue rose 3% to $315 million during the quarter.  Organic revenue declined 1%, reflecting the loss of contingent commissions and a decline in outsourcing revenue.  Excluding the loss of contingent commissions, organic revenue rose 3% in the current quarter reflecting growth in U.K. and U.S. employee benefits.  Contingent commission revenue was $1 million in the second quarter of 2005 compared with $11 million in the second quarter of 2004.   Organic revenue growth in consulting services was 2%, while outsourcing revenues declined 7%, primarily reflecting lost business.

Pretax income rose 4% to $29 million, and the pretax margin was 9.2% for both 2005 and 2004.

Six months pretax income increased 2% to $55 million and the pretax margin was 8.8% versus 8.9% in 2004.

Insurance Underwriting revenue increased 1% to $816 million, while organic revenue declined 2% during the quarter.  Strong growth in the sales of a supplemental health product was partially offset by planned reductions in certain programs and the run-off of non-core businesses.

The decline in warranty, credit and property and casualty organic revenue principally reflected returned premiums on a Japanese program and the earlier loss of an account within the European credit insurance business, with minimal impact on pretax income.

Pretax income rose 14% to $83 million.  The pretax margin improved to 10.2% from 9.1% for 2004, reflecting improved profitability in both underwriting subsegments and higher investment income.

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Six months pretax income increased 20% to $151 million and the pretax margin improved to 9.4% from 7.9% in 2004.

The pretax loss in the Corporate and Other segment was $51 million compared with a loss of $32 million a year ago, principally driven by equity earnings on Endurance common stock of $18 million in 2004.

The pretax loss for six months was $75 million compared to a pretax loss of $54 million a year ago.

Effective Tax Rate

The effective tax rate for continuing operations was 34.1% for the second quarter 2005 compared to 36% for the second quarter of 2004.  The year-to-date tax rate for 2005 and 2004 was 35.1% vs. 36%, respectively. The reduction in the tax rate for both the first quarter and six months 2005 is attributable to the resolution of tax issues which had a net favorable impact of $6 million.

Foreign Exchange Impact

Second quarter 2005 earnings per share were positively affected by $0.02 related to foreign currency translation gains.   In addition, both second quarter 2005 and 2004 earnings per share included $0.02 of currency hedging gains.

Financial Condition

Total debt and preferred stock decreased $206 million to $1.9 billion at June 30, 2005 from June 30, 2004.  Total debt and preferred stock as a percentage of total capital was reduced to 27% from 31% over the same period.  Stockholders’ equity was $5.3 billion.  Compared to December 31, 2004, total debt and preferred stock decreased $265 million.

Approximately 94% of Aon’s investment portfolio at quarter end was in short-term and fixed maturities, with 97% of the fixed income securities rated investment grade.

The Company will host an audio webcast on Wednesday, August 3 at 10:00 a.m. central time that can be accessed at www.aon.com.

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting.  There are 47,000 employees working in Aon’s 500 offices in more than 120 countries.  Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring

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initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors, and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, and ERISA class actions, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

This press release includes supplemental information related to organic revenue growth, a measure that management believes is important to evaluate changes in revenue from existing operations.  We also believe that this supplemental information is helpful to investors.  Organic revenue growth excludes from reported revenues the impact of foreign exchange, acquisitions, divestitures, transfers between business units, investment income, reimbursable expenses, unusual items, and for the underwriting segment only, an adjustment between written and earned premium.  A reconciliation is provided in the attached schedules.  The supplemental organic revenue growth information does not affect net income or any other GAAP reported amounts.  It should be viewed in addition to, not in lieu of, the Company’s Consolidated Summary of Operations.  Industry peers provide similar supplemental information regarding their revenue performance, although they do not make identical adjustments.

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Investor Contact:	Craig Streem
Corporate Vice President, Investor Relations
312-381-3983

Media Contact:	Al Orendorff
Director, Public Relations
312-381-3153

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Aon Corporation

Consolidated Summary of Operations

	Second Quarter Ended			Six Months Ended
(millions except per share data)	June 30, 2005	June 30, 2004 (1)	Percent Change	June 30, 2005	June 30, 2004 (1)	Percent Change
Revenue
Brokerage commissions and fees	$1,724	$1,759	(2% )	$3,444	$3,550	(3)%
Premiums and other	718	716	—	1,416	1,408	1
Investment income	76	69	10	169	150	13
Total revenue	2,518	2,544	(1)	5,029	5,108	(2)

Expenses
General expenses	1,750	1,752	—	3,452	3,529	(2)
Benefits to policyholders	381	392	(3)	774	775	—
Depreciation and amortization	62	83	(25)	130	153	(15)
Interest expense	31	35	(11)	65	69	(6)
Provision for New York and other state settlements	2	—	N/A	3	—	N/A
Total expenses	2,226	2,262	(2)	4,424	4,526	(2)

Income from continuing operations before provision for income tax	292	282	4	605	582	4
Provision for income tax (3)	99	102	(3)	212	210	1
Income from continuing operations	193	180	7	393	372	6

Loss from discontinued operations, net of tax	(2)	(7)	N/A	(2)	(29)	N/A
Net income	$191	$173	10%	$391	$343	14%
Preferred stock dividends	—	—	—	(1)	(1)	—
Net income available for common stockholders	$191	$173	10%	$390	$342	14%

Basic net income per share:
Income from continuing operations	$0.60	$0.56	7%	$1.22	$1.16	5%
Discontinued operations	(0.01)	(0.02)	N/A	(0.01)	(0.09)	N/A
Net income	$0.59	$0.54	9%	$1.21	$1.07	13%

Diluted net income per share:
Income from continuing operations	$0.58	$0.54	7%	$1.17	$1.12	4%
Discontinued operations	(0.01)	(0.02)	N/A	(0.01)	(0.09)	N/A
Net income	$0.57	$0.52	10%	$1.16	$1.03	13%

Diluted average common and common equivalent shares outstanding (2)	338.5	337.1	—%	337.8	336.2	—%

(1)          Certain amounts relating to discontinued operations have been reclassified to conform to the 2005 presentation.

(2)          In accordance with EITF 04-08, the diluted net income per share calculations for the second quarters and six months ended June 30, 2005 and 2004 include 14 million additional shares related to the potential conversion of our 3.5% Senior Convertible Debentures. In addition, the net income used in the calculation includes after-tax interest expense of approximately $2 million for the second quarters and $3 million for the six months ended June 30, 2005 and 2004.

(3)          Tax rate is 34.1% and 36% for the second quarters ended June 30, 2005 and 2004, respectively, and 35.1% and 36% for the six months ended June 30, 2005 and 2004, respectively.

Aon Corporation

Segments - Second Quarter Continuing Operations

	Second Quarter Ended
(millions)	June 30, 2005	June 30, 2004 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)	Organic Revenue Growth excluding Contingent Commissions
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$601	$597	1%	1%	—%	2%	(2)%	3%
Risk management and insurance brokerage - International	592	574	3	4	1	(1)	(1)	—
Reinsurance brokerage and related services	203	204	—	2	—	4	(6)	(6)
Claims services	—	57	(100)	—	(100)	—	—	—
Total risk and insurance brokerage services	1,396	1,432	(3)	3	(4)	—	(2)	1

Consulting
Consulting services	244	230	6	2	3	(1)	2	6
Outsourcing	71	75	(5)	1	—	1	(7)	(7)
Total consulting	315	305	3	2	2	—	(1)	3

Insurance underwriting
Accident & health and life	450	441	2	2	—	(3)	3	3
Warranty, credit and property & casualty	366	364	1	2	—	7	(8)	(8)
Total insurance underwriting	816	805	1	2	—	1	(2)	(2)

Corporate and other	6	18	(67)	N/A	N/A	N/A	N/A	N/A

Intersegment revenues	(15)	(16)	N/A	N/A	N/A	N/A	N/A	N/A
Total	$2,518	$2,544	(1)%	2%	(2)%	1%	(2)%	—%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$30	$18	67%
Consulting	1	1	—
Insurance underwriting	39	32	22
Corporate and other	6	18	(67)
Total	$76	$69	10%

Income (loss) from continuing operations before provision for income tax
Risk and insurance brokerage services	$231	$213	8%
Consulting	29	28	4
Insurance underwriting	83	73	14
Corporate and other	(51)	(32)	N/A
Total	$292	$282	4%

Income from continuing operations before provision for income tax - margins
Risk and insurance brokerage services	16.5%	14.9%
Consulting	9.2%	9.2%
Insurance underwriting	10.2%	9.1%
Total	11.6%	11.1%

(1)          Certain amounts relating to discontinued operations have been reclassified to conform to the 2005 presentation.

(2)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

Aon Corporation

Segments - Year-to-date Continuing Operations

	Six Months Ended
(millions)	June 30, 2005	June 30, 2004 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)	Organic Revenue Growth excluding Contingent Commissions
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$1,100	$1,128	(2)%	1%	1%	1%	(5)%	—%
Risk management and insurance brokerage - International	1,252	1,207	4	4	1	—	(1)	—
Reinsurance brokerage and related services	443	443	—	2	—	3	(5)	(5)
Claims services	—	118	(100)	—	(100)	—	—	—
Total risk and insurance brokerage services	2,795	2,896	(3)	3	(4)	1	(3)	(1)

Consulting
Consulting services	484	455	6	2	3	(1)	2	5
Outsourcing	140	151	(7)	1	—	1	(9)	(9)
Total consulting	624	606	3	2	2	—	(1)	1

Insurance underwriting
Accident & health and life	890	866	3	2	—	(2)	3	3
Warranty, credit and property & casualty	715	720	(1)	2	—	4	(7)	(7)
Total insurance underwriting	1,605	1,586	1	2	—	1	(2)	(2)

Corporate and other	35	54	(35)	N/A	N/A	N/A	N/A	N/A

Intersegment revenues	(30)	(34)	N/A	N/A	N/A	N/A	N/A	N/A
Total	$5,029	$5,108	(2)%	2%	(2)%	1%	(3)%	(1)%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$57	$32	78%
Consulting	2	1	100
Insurance underwriting	75	63	19
Corporate and other	35	54	(35)
Total	$169	$150	13%

Income (loss) from continuing operations before provision for income tax
Risk and insurance brokerage services	$474	$456	4%
Consulting	55	54	2
Insurance underwriting	151	126	20
Corporate and other	(75)	(54)	N/A
Total	$605	$582	4%

Income from continuing operations before provision for income tax - margins
Risk and insurance brokerage services	17.0%	15.7%
Consulting	8.8%	8.9%
Insurance underwriting	9.4%	7.9%
Total	12.0%	11.4%

(1)          Certain amounts relating to discontinued operations have been reclassified to conform to the 2005 presentation.

(2)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

Aon Corporation

Corporate and Other - Continuing Operations

	Second Quarter Ended			Six Months Ended
(millions)	June 30, 2005	June 30, 2004	Percent Change	June 30, 2005	June 30, 2004	Percent Change
Revenue
Income from marketable equity securities and other investments (1)	$6	$21	(71)%	$30	$43	(30)%
Limited partnership investments	—	2	(100)	1	6	(83)
Net gain (loss) on disposals and related expenses (2)	—	(5)	N/A	4	5	(20)
Total revenue	6	18	(67)	35	54	(35)

Expenses
General expenses	26	15	73	45	39	15
Interest expense	31	35	(11)	65	69	(6)
Total expenses	57	50	14	110	108	2

Loss before income tax	$(51)	$(32)	N/A %	$(75)	$(54)	N/A %

Notes:

		Second Quarter Ended				Six Months Ended
		June 30, 2005	June 30, 2004	Percent Change		June 30, 2005	June 30, 2004	Percent Change
(1)	Includes (millions):
	Income (loss) from Endurance warrants	$(1)	$—	N/A	%	$15	$4	275%
	Equity earnings - Endurance	—	18	(100)		—	34	(100)
	Total	$(1)	$18	N/A	%	$15	$38	(61)%

(2)	Includes gain on sale of Endurance stock (millions)	$1	$—	N/A	%	$1	$11	(91)%